Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Second Amendment to License Agreement among

Pharming Group N.V., Pharming Intellectual Property B.V. and Santarus, Inc.

This Second Amendment (the “Second Amendment”) to the License Agreement dated September 10, 2010, as amended on June 18, 2012 (the “License”), among Pharming Group N.V. on behalf of itself and each of its Affiliates, including Pharming Intellectual Property B.V. and Pharming Technologies B.V. (“Pharming”) and Santarus, Inc. (“Santarus”) is made as of May 1, 2013 (the “Second Amendment Effective Date”).

RECITALS

WHEREAS, Pharming and Santarus desire to amend certain terms of the License as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment of Section 3.1. Section 3.1of the License is hereby amended and restated in its entirety as follows:

“3.1 Development of Licensed Product for Initial Indication.

(a) Pharming shall be responsible for conducting and completing any Development conducted and the C1-1310 Study (including any Regulatory Approvals required to conduct such study) following the Effective Date for the Initial Indication as well as any Development required by FDA in connection with obtaining Regulatory Approval to market and sell Licensed Product for the Initial Indication in the U.S. (other than activities required after Regulatory Approval is granted as set forth in Section 3.1(h)). Pharming shall pay all costs and expenses associated with such Development and the Costs incurred in connection with the C1-1310 Study.

(b) Notwithstanding Section 3.1(a), in the event that (i) an uncured material payment breach or material default exists (excluding any payments that are not made by Pharming due to the fact that Pharming contests the correctness of the invoice related to such payment obligation in good faith) with respect to a portion of the costs or expenses incurred in connection with the preparation or conduct of the C1-1310 Study and provided that such payment breach of a default will result in the C1-1310 Study incurring a material delay, (ii) Pharming has not dosed the first patient in the C1-1310 Study by March 31, 2011 or (iii) Pharming has ceased using reasonable best efforts to progress the C1-1310 Study, Santarus may step in and make payment of any such costs and expenses which are late as necessary to continue to progress the C1-1310 Study. If Santarus steps in and pays for any such costs or expenses in an amount greater than or equal to [***] percent ([***]%) of the total aggregate Costs incurred for the C1-1310 Study, then [***]. If, however, Santarus steps in and pays for any such costs or expenses in an amount less than [***] percent ([***]%) of the total aggregate Costs incurred for the C1-1310 Study, Santarus

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may deduct any such costs or expenses (plus a mark-up of [***] percent ([***]%)) from future Milestone Payments payable by Santarus to Pharming hereunder.

(c) The Responsible Regulatory Party (as defined below) for the Initial Indication shall be: (i) Pharming in the U.S. prior to the Transfer Time (as defined below), (ii) Santarus in the U.S. after the Transfer Time; and (iii) Santarus in each other country in the Territory from and after the Effective Date. Ownership of the applicable regulatory filings in the Territory, including the Drug Approval Application for submission to FDA, shall be transferred from Pharming to Santarus promptly after receipt of Regulatory Approval to market and sell Licensed Product for the Initial Indication in the U.S. (the “Transfer Time”) and such transfer shall be affected by Pharming by executing and submitting to FDA a letter substantially in the form provided in Exhibit 3.1(c) (which letter shall be submitted by Pharming to the FDA no later than two (2) Business Days after receipt of such Regulatory Approval). In connection with the Transfer Time (and not later than on the date that the letter is submitted to the FDA), Pharming, to the extent it has not previously done so, shall deliver to Santarus all data and information owned or controlled by Pharming and necessary to allow Santarus to properly and effectively own and maintain the Drug Approval Application. Notwithstanding the foregoing and the definition of “Responsible Regulatory Party,” Pharming shall appoint Santarus as its Regulatory Agent for the Drug Approval Application for the Initial Indication in the U.S., as further described in Section 3.1(e) below.

(d) The Parties will consult on any regulatory correspondence or other regulatory communication with, and will support each other in their efforts to timely and/or promptly respond to questions posed by, FDA or other relevant regulatory authorities in the Territory. The Party responsible for filing and interacting with the FDA or other relevant regulatory authority in the applicable country in the Territory (the “Responsible Regulatory Party”) shall provide the other Party with a reasonable opportunity to review and comment on regulatory authority written correspondence and the Parties shall mutually consent prior to submission of substantive regulatory responses, such consent not to be unreasonably withheld or delayed. The Responsible Regulatory Party will allow, and the other Party will make available, one or more representatives of such other Party to attend any meetings (whether in person or telephonically) with such regulatory authorities as observers or technical experts as determined by the Steering Committee prior to such meeting. Such obligations to cooperate with regard to information sharing, review and comment and participation at meetings shall apply equally when Santarus is serving as Regulatory Agent, as further described in Section 3.1(e) below.

(e) Pharming shall be responsible for (i) preparing and filing the Drug Approval Application for the Initial Indication in the U.S. and the costs and expenses associated with such activities, and (ii) completing the Regulatory Approval process for the Initial Indication in the U.S. Pharming shall be responsible for the Costs associated with such activities (except as otherwise set forth in Section 3.1(g)). Santarus shall be responsible for filing such Drug Approval Application, in Santarus’ name and for seeking the Regulatory Approval for the Initial Indication in each other country in the Territory and for the Costs associated with such activities. As set forth in the Supply Agreement, Pharming shall be responsible for obtaining and maintaining all Manufacturing Approvals and the Costs associated with such activities. During the preparation of each such Drug Approval Application, Pharming will provide Santarus access to all Information reasonably necessary for Santarus to review such Drug Approval Application.

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With regard to the Drug Approval Application for the Initial Indication to be submitted to the FDA, the Parties shall mutually consent prior to submission of such Drug Approval Application, such consent not to be unreasonably withheld or delayed. For such Drug Approval Application, Pharming shall appoint Santarus as its Regulatory Agent (“Regulatory Agent”) by executing and submitting to FDA a letter substantially in the form provided in Exhibit 3.1(e) within [***] ([***]) days following submission of the Drug Approval Application to the FDA. Also within [***] ([***]) days following submission of the Drug Approval Application, Pharming shall (A) transfer to Santarus all data and information owned or controlled by Pharming and reasonably requested by Santarus to fulfill its duties as Regulatory Agent; and (B) provide Santarus with consent to work with [***] (and any other Third Parties with which Pharming has a prior contractual relationship and are necessary for Santarus to act as Regulatory Agent). Santarus shall use commercially reasonable efforts to diligently and properly represent Pharming as its Regulatory Agent.

While the Drug Approval Application for the Initial Indication is under review by the FDA, the Parties will hold meetings of the Steering Committee not less frequently (unless otherwise mutually agreed) than once every [***] ([***]) weeks to make decisions with regard to the Drug Approval Application in accordance with Section 2.5. In addition, the Steering Committee members will cooperate in good faith to reach agreement via email, as needed to expedite decision-making.

In addition, the Parties will fully assist and cooperate with each other with regard to (1) preparing for and coordinating any FDA pre-approval inspections for manufacturing facilities, clinical site inspections, data handling audits, and (2) preparing and coordinating any other audits, visits, inspections, or activities conducted by FDA that are required to obtain Regulatory Approval.

Pharming shall be responsible for reimbursing Santarus for [***]% of the reasonably documented Costs incurred by Santarus as Regulatory Agent in accordance with Sections 3.4(e) and 8.4 of the License (provided that (i) the activities to be undertaken by Santarus and the budget for the related Costs have been reviewed with and agreed to by the Steering Committee and (ii) the Costs for any applicable item do not exceed the approved budget for such item).

(f) In addition to the more general obligations set forth in Section 3.1(d), the Parties hereby acknowledge and agree that they will promptly and timely respond to any inquiries or requests for information from the other party and make their appropriate personnel available, provide access to Third Party personnel and facilities to the fullest extent reasonably possible, and otherwise will generally cooperate with each other in order to allow the Regulatory Agent to function as Pharming’s Regulatory Agent and complete the FDA requirements for Regulatory Approval of the Drug Approval Application within the timelines contained in the Prescription Drug User Fee Act V.

(g) The Parties will [***] after acceptance for filing of the Drug Approval Application with respect to any mutually agreed activities of a Third Party regulatory consulting firm or other Third Party consulting or advocacy Persons in connection with obtaining Regulatory Approval to market and sell Licensed Product in the Initial Indication in the U.S. Subject to the supervision of the Steering Committee, the Regulatory Agent shall have primary

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responsibility with respect to coordinating such activities of the Parties and any Third Party regulatory consulting firm or other Third Party consulting or advocacy Persons.

(h) Following receipt of Regulatory Approval to market and sell Licensed Product in the Initial Indication in a country within the Territory, Santarus shall be solely responsible for conducting any additional clinical or post-marketing studies or clinical trials or other post-Regulatory Approval activities required by the relevant regulatory authority to support such Regulatory Approval in such country, and the Costs associated with such activities, including Phase IV Trials, and, subject to Section 2.4(d), Santarus shall also have the right to conduct additional Phase IV Trials at its own cost and expense. For clarity, as set forth in the Supply Agreement, Pharming shall be responsible for conducting any additional studies required to support all Manufacturing Approvals and the Costs associated with such activities.

(i) Each Party shall be responsible for its internal costs and expenses in connection with performing its obligations under this Section 3.1.

(j) Within [***] ([***]) days following receipt of an invoice from Santarus, Pharming agrees to reimburse Santarus in an amount of $[***] for Costs incurred by Santarus prior to submission of the Drug Approval Application for the Initial Indication to the FDA.

(k) In the event that payments due and payable by Pharming to Santarus under this Article 3 are not made timely (excluding any payments that are not made by Pharming due to the fact that Pharming contests the correctness of the invoice related to such payment obligation in good faith), Santarus shall have the right to deduct any such payments from any future payment obligations payable by Santarus to Pharming hereunder and such right shall in no way limit Pharming’s obligation to timely reimburse Santarus hereunder.”

2. New Exhibits. The License is hereby amended to add Exhibits 3.1(c) and 3.1(e) in the forms attached hereto as the same.

3. Miscellaneous.

3.1 Except for the amendments set forth herein, all other terms and conditions of the License shall remain in full force and effect.

3.2 Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the License.

3.3 This Amendment is deemed to have been entered into in the State of New York, United States of America, as applied to contracts entered into and performed entirely in New York by New York residents and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Second Amendment Effective Date.

PHARMING GROUP N.V.

By:	/s/ Sijmen de Vries
Name:	Sijmen de Vries
Title:	Chief Executive Officer

By:	/s/ Bruno M.L. Gianetti
Name:	Bruno M.L. Gianetti
Title:	Chief Operations Officer

PHARMING INTELLECTUAL PROPERTY B.V.

By:	/s/ Sijmen de Vries
Name:	Sijmen de Vries
Title:	Chief Executive Officer

By:	/s/ Bruno M.L. Gianetti
Name:	Bruno M.L. Gianetti
Title:	Chief Operations Officer

SANTARUS, INC.

By:	/s/ Gerald T. Proehl
Name:	Gerald T. Proehl
Title:	President and Chief Executive Officer

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